Exhibit 99.1

Virtu Announces First Quarter 2018 Results

NEW YORK, NY,  May 4, 2018  — Virtu Financial, Inc. (NASDAQ: VIRT), a leading technology-enabled market maker and liquidity provider to the global financial markets, today reported results for the first quarter ended March 31, 2018.

First Quarter Selected Highlights

•                  Net income of $410.0 million, Normalized Adjusted Net Income* of $145.0 million

•                  Basic earnings per share of $1.89; Diluted earnings per share of $1.86; Normalized Adjusted EPS* of $0.76

•                  Total revenues of $815.1 million; Adjusted Net Trading Income* of $340.3 million

•                  Adjusted EBITDA* of $222.7 million; Adjusted EBITDA Margin* of 65.4%

•                  Results include $329 million net gain on sale of BondPoint transaction closed on January 2, 2018

•                  Expense and capital synergies on track with forecast as integration progresses

•                  Made $376 million of pre-payments on the term loan since the beginning of 2018, including $100 million pre-payment made on April 19

•                  Total to-date pre-payments of $626 million on the $1.15 billion term loan debt incurred in connection with KCG acquisition

•                  Repurchased to date $11 million out of $50 million previously announced share buyback program

•                  Quarterly cash dividend of $0.24 per share payable on June 15, 2018

* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information.

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on June 15, 2018 to shareholders of record as of June 1, 2018.

“Our continued successful integration enabled this quarter’s outstanding performance in this favorable environment. The first quarter of 2018 saw the return of volume and volatility.  Average realized volatility of 19.8 for the quarter was at a multi-year high.  Our profitability and margins this quarter demonstrate the earnings power and competitive advantage of having a scaled and unified firm.  As our integration progresses we see opportunity for continued superior performance,” said Douglas Cifu, Chief Executive Officer of Virtu Financial.

First Quarter Financial Results

Total revenues increased 453.4% to $815.1 million for this quarter, compared to $147.3 million for the same period in 2017. Trading income, net, increased 191.0% to $406.2 million for this quarter, compared to $139.6 million for the same period in 2017. Net income increased 1,845.6% to $410.0 million for this quarter, compared to $21.1 million for the same period in 2017.

Basic and Diluted earnings per share for this quarter were $1.89 and $1.86, respectively, compared to $0.10 each for the same period in 2017.

Adjusted Net Trading Income increased 314.0% to $340.3 million for this quarter, compared to $82.2 million for the same period in 2017. Adjusted EBITDA increased 366.9% to $222.7 million for this quarter, compared to $47.7 million for the same period in 2017. Normalized Adjusted Net Income increased 559.1% to $145.0 million for this quarter, compared to $22.0 million for the same period in 2017.

Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxation, Normalized Adjusted EPS was $0.76 for this quarter and $0.16 for the same period in 2017.

Operating Segment Information

Prior to the acquisition of KCG Holdings, Inc. in July 2017, the Company was managed and operated as one business, and, accordingly, operated under one reportable segment.  As a result of the acquisition of KCG, beginning in the third quarter of 2017 the Company has three operating segments: (i) Market Making; (ii) Execution Services; and (iii) Corporate.

Market Making principally consists of market making in the cash, futures and options markets across global equities, options, fixed income, currencies and commodities. As a market maker, the Company commits capital on a principal basis by offering to buy securities from, or sell securities to, broker dealers, banks and institutions.

Execution Services comprises agency-based trading and trading venues, offering execution services in global equities, options, futures and fixed income on behalf of institutions, banks and broker dealers.

Corporate contains the Company’s investments, principally in strategic trading-related opportunities, and maintains corporate overhead expenses.

The following tables show the total revenues and Adjusted Net Trading Income by operating segment for the three months ended March 31, 2018 and 2017.

Total Revenues by operating segment

(in thousands, except percentages)

	Three Months Ended March 31, 2018
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$405,709	$453	$—	$406,162
Commissions, net and technology services	8,501	45,343	—	53,844
Interest and dividends income	17,769	145	35	17,949
Other, net	557	337,838	(1,297)	337,098

Total Revenues	$432,536	$383,779	$(1,262)	$815,053

	Three Months Ended March 31, 2017
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$139,574	$—	$—	$139,574
Commissions, net and technology services	—	2,779	—	2,779
Interest and dividends income	4,874	—	—	4,874
Other, net	—	—	60	60

Total Revenues	$144,448	$2,779	$60	$147,287

Reconciliation of trading income, net to Adjusted Net Trading Income by operating segment

(in thousands, except percentages)

	Three Months Ended March 31, 2018
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$405,709	$453	$—	$406,162
Commissions, net and technology services	8,501	45,343	—	53,844
Interest and dividends income	17,769	145	35	17,949
Brokerage, exchange and clearance fees, net	(69,072)	(18,752)	—	(87,824)
Payments for order flow	(16,196)	(60)	—	(16,256)
Interest and dividends expense	(33,207)	(417)	—	(33,624)
Adjusted Net Trading Income	$313,504	$26,712	$35	$340,251

	Three Months Ended March 31, 2017
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$139,574	$—	$—	$139,574
Commissions, net and technology services	—	2,779	—	2,779
Interest and dividends income	4,874	—	—	4,874
Brokerage, exchange and clearance fees, net	(52,770)	—	—	(52,770)
Interest and dividends expense	(12,280)	—	—	(12,280)
Adjusted Net Trading Income	$79,398	$2,779	$—	$82,177

Reconciliation of trading income, net to Adjusted Net Trading Income by category — Market Making segment

(in thousands, except percentages)

	Three Months Ended March 31, 2018
	Americas	ROW	Global FICC,		Total
	Equities	Equities	Options and Other	Unallocated	Market Making

Trading income, net	$273,188	$51,694	$82,070	$(1,243)	$405,709
Commissions, net and technology services	8,522	—	(21)	—	8,501
Brokerage, exchange and clearance fees, net	(41,085)	(15,949)	(12,539)	501	(69,072)
Payments for order flow	(16,196)	—	—	—	(16,196)
Interest and dividends, net	(8,733)	(2,394)	(3,251)	(1,060)	(15,438)
Adjusted Net Trading Income	$215,696	$33,351	$66,259	$(1,802)	$313,504

	Three Months Ended March 31, 2017
	Americas	ROW	Global FICC,		Total
	Equities	Equities	Options and Other	Unallocated	Market Making

Trading income, net	$49,831	$38,749	$51,572	$(578)	$139,574
Brokerage, exchange and clearance fees, net	(20,216)	(17,090)	(15,076)	(388)	(52,770)
Interest and dividends, net	(1,564)	(2,925)	(2,366)	(551)	(7,406)
Adjusted Net Trading Income	$28,051	$18,734	$34,130	$(1,517)	$79,398

The following tables show our Adjusted Net Trading Income and average daily Adjusted Net Trading Income by category for the three months ended March 31, 2018 and 2017 (in thousands, except percentages).

	Three Months Ended March 31,
	2018	2017	% Change
Adjusted Net Trading Income by Category:
Market Making:
Americas Equities	$215,696	$28,052	668.9%
ROW Equities	33,351	18,734	78.0%
Global FICC, Options and Other	66,259	34,130	94.1%
Unallocated(1)	(1,802)	(1,518)	NM
Total Market Making	$313,504	$79,398	294.9%

Execution Services	26,712	3,114	757.8%

Corporate	35	—	NM
Adjusted Net Trading Income	$340,251	$82,512	312.4%

	Three Months Ended March 31,
	2018	2017	% Change
Average Daily
Adjusted Net Trading Income by Category:
Market Making:
Americas Equities	$3,536	$452	681.5%
ROW Equities	547	302	80.9%
Global FICC, Options and Other	1,086	550	97.3%
Unallocated(1)	(30)	(24)	NM
Total Market Making	$5,139	$1,281	301.3%

Execution Services	438	50.23	772.1%

Corporate	1	—	NM
Adjusted Net Trading Income	$5,578	$1,331	319.2%

(1) Under our methodology for recording “trading income, net” in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ. Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular Adjusted Net Trading Income calculation can defer or accelerate the amount in a particular asset class from one day to another, and, at the end of a reporting period, from one reporting period to another. The purpose of the Unallocated category is to ensure that Adjusted Net Trading Income by category sums to total Adjusted Net Trading Income, which can be reconciled to Trading Income, Net, calculated in accordance with GAAP. We do not allocate any resulting differences based on the timing of revenue recognition.

BondPoint Sale

On January 2, 2018, the Company completed the sale of BondPoint to Intercontinental Exchange (NYSE: ICE) for $400 million in cash. The Company recorded a gain on the sale of $337.5 million, which is recorded as other, net on the Condensed Consolidated Statements of Comprehensive Income for the three months ended March 31, 2018. The net gain on the sale of BondPoint was $329 million including direct costs associated with the sale which comprised professional fees of $7.1 million and compensation of $1.4 million.

On January 8, 2018, the Company completed a repricing transaction of its 1st Lien Senior Secured Term Loan along with a principal repayment of $276 million from the proceeds from the sale of BondPoint to ICE. The repriced term loan bears interest at LIBOR + 325 bps, reflecting a reduction of 50 bps compared to its prior rate.

Financial Condition

As of March 31, 2018, Virtu had $637.3 million in cash and cash equivalents, and total long-term debt outstanding in an aggregate principal amount of $1.157 billion.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•                  “Adjusted Net Trading Income”, which is the amount of revenue we generate from our market making activities, or trading income, net, plus commissions, net and technology services, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net and payments for order flow. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•                  “EBITDA”, which measures our operating performance by adjusting Net Income to exclude financing interest expense on our long-term borrowings, debt issue cost related to debt refinancing, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, and income tax expense, and “Adjusted EBITDA”, which measures our operating performance by further adjusting EBITDA to exclude severance, reserve for legal matter, transaction advisory fees and expenses, termination of office leases, acquisition related retention bonus, trading related settlement income, gain on sale of business, connectivity early termination, other, net, equipment write-off, share based compensation, charges related to share based compensation at IPO, 2015 Management Incentive Plan, and charges related to share based compensation at IPO.

•                  “Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items and other non-cash items, assuming that all vested and unvested Virtu Financial LLC units have been exchanged for Class A Common Stock, and applying a corporate tax rate between 35.5% and 37%. As a result of the Tax Act, our corporate tax rate is estimated to be approximately 23% beginning January 1, 2018 due to the decrease in the U.S. federal corporate income tax rate.

Total Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. Additional information provided regarding the breakdown of Total Adjusted Net Trading Income by category is also a non-GAAP financial measure but is not used by the Company in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains covenants and other tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS differently, and as a result our measures of Adjusted Net Trading Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•                  they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•                  our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;

•                  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•                  they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income, cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2018	2017

Revenues:
Trading income, net	$406,162	$139,574
Commissions, net and technology services	53,844	2,779
Interest and dividends income	17,949	4,874
Other, net	337,098	60

Total revenues	815,053	147,287

Operating Expenses:
Brokerage, exchange and clearance fees, net	87,824	52,770
Communication and data processing	49,486	18,207
Employee compensation and payroll taxes	64,670	21,347
Payments for order flow	16,256	—
Interest and dividends expense	33,624	12,280
Operations and administrative	19,919	4,846
Depreciation and amortization	15,339	6,757
Amortization of purchased intangibles and acquired capitalized software	6,851	53
Termination of office leases	19,970	—
Debt issue cost related to debt refinancing	6,021	—
Transaction advisory fees and expenses	7,496	132
Charges related to share based compensation at IPO	14	185
Financing interest expense on long-term borrowings	19,047	6,828

Total operating expenses	346,517	123,405

Income before income taxes and noncontrolling interest	468,536	23,882
Provision for income taxes	58,514	2,808

Net income	$410,022	$21,074

Noncontrolling interest	(235,271)	(16,494)

Net income available for common stockholders	$174,751	$4,580

Earnings per share:
Basic	$1.89	$0.10
Diluted	$1.86	$0.10

Weighted average common shares outstanding
Basic	90,699,321	40,398,381
Diluted	92,406,318	40,398,381

Comprehensive income:
Net income	$410,022	$21,074
Other comprehensive income (loss)
Foreign exchange translation adjustment, net of taxes	2,529	785

Comprehensive income	$412,551	$21,859
Less: Comprehensive income attributable to noncontrolling interest	(236,559)	(17,044)

Comprehensive income available for common stockholders	$175,992	$4,815

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, and selected Operating Margins.

	Three Months Ended March 31,
(in thousands, except percentages)	2018	2017

Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$406,162	$139,574
Commissions, net and technology services	53,844	2,779
Interest and dividends income	17,949	4,874
Brokerage, exchange and clearance fees, net	(87,824)	(52,770)
Payments for order flow	(16,256)	—
Interest and dividends expense	(33,624)	(12,280)

Adjusted Net Trading Income	$340,251	$82,177

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$410,022	$21,074
Financing interest expense on long-term borrowings	19,047	6,828
Debt issue cost related to debt refinancing	6,021	—
Depreciation and amortization	15,339	6,757
Amortization of purchased intangibles and acquired capitalized software	6,851	53
Provision for income taxes	58,514	2,808

EBITDA	$515,794	$37,520

Severance	3,744	877
Transaction advisory fees and expenses	7,496	132
Termination of office leases	19,970	—
Connectivity early termination	2,500	—
Gain on sale of business	(337,549)	—
Other, net	451	(60)
Equipment write-off	936	—
Share based compensation	7,902	7,579
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,398	1,425
Charges related to share based compensation awards at IPO	14	185

Adjusted EBITDA	$222,656	$47,658

Selected Operating Margins
Net Income Margin(1)	120.5%	25.6%
EBITDA Margin(2)	151.6%	45.7%
Adjusted EBITDA Margin(3)	65.4%	58.0%

(1) Calculated by dividing net income by Adjusted Net Trading Income.

(2) Calculated by dividing EBITDA by Adjusted Net Trading Income.

(3) Calculated by dividing Adjusted EBITDA by Adjusted Net Trading Income.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended March 31,
(in thousands, except share and per share data)	2018	2017

Reconciliation of Net Income to Normalized Adjusted Net Income
Net income	$410,022	$21,074
Provision for income taxes	58,514	2,808

Income before income taxes	$468,536	$23,882

Amortization of purchased intangibles and acquired capitalized software	6,851	53
Debt issue cost related to debt refinancing	6,021	—
Severance	3,744	877
Transaction advisory fees and expenses	7,496	132
Termination of office leases	19,970	—
Connectivity early termination	2,500	—
Gain on sale of business	(337,549)	—
Equipment write-off	936	—
Other, net	451	(60)
Share based compensation	7,902	7,579
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,398	1,425
Charges related to share based compensation awards at IPO	14	185

Normalized Adjusted Net Income before income taxes	$188,270	$34,073

Normalized provision for income taxes(1)	43,302	12,096

Normalized Adjusted Net Income	$144,968	$21,977

Weighted Average Adjusted shares outstanding(2)	190,056,747	140,837,161

Normalized Adjusted EPS	$0.76	$0.16

(1)    Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 23% for 2018 and 35.5% for 2017

(2)    Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis,  (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Includes1,706,996 additional shares from dilutive impact of options and restricted stock units outstanding under the 2015 Management Incentive Plan during the three months ended March 31, 2018.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

	March 31,	December 31,
	2018	2017
	(in thousands, except share data)
Assets
Cash and cash equivalents	$637,308	$532,887
Securities borrowed	1,232,048	1,471,172
Securities purchased under agreements to resell	602	—
Receivables from broker-dealers and clearing organizations	1,434,039	972,018
Trading assets, at fair value	2,907,606	2,712,622
Property, equipment and capitalized software, net	128,675	137,018
Goodwill	836,583	844,883
Intangibles (net of accumulated amortization)	104,387	111,224
Deferred taxes	123,289	125,760
Assets of business held for sale	—	55,070
Other assets	353,394	357,352
Total assets	$7,757,931	$7,320,006

Liabilities and equity
Liabilities
Short-term borrowings, net	$20,944	$27,883
Securities loaned	936,061	754,687
Securities sold under agreements to repurchase	265,401	390,642
Payables to broker-dealers and clearing organizations	648,788	716,205
Trading liabilities, at fair value	2,846,453	2,384,598
Tax receivable agreement obligations	147,040	147,040
Accounts payable and accrued expenses and other liabilities	313,305	358,825
Long-term borrowings, net	1,121,464	1,388,548
Total liabilities	$6,299,456	$6,168,428

Total equity	1,458,475	1,151,578

Total liabilities and equity	$7,757,931	$7,320,006

	As of March 31, 2018
	Interests	%
Ownership of Virtu Financial LLC Interests:
Virtu Financial, Inc. - Class A Common Stock and Restricted Stock Units	93,379,693	49.1%
Non-controlling Interests (Virtu Financial LLC)	96,677,054	50.9%
Total Virtu Financial LLC Interests	190,056,747	100.0%

About Virtu Financial, Inc.

Virtu is a leading financial firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to our clients. As a market maker, Virtu provides deep liquidity that helps to create more efficient markets around the world. Our market structure expertise, broad diversification, and execution technology enables us to provide competitive bids and offers in over 25,000 securities, at over 235 venues, in 36 countries worldwide.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information and certain oral statements made from time to time by representatives of the Company contain certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance, including with respect to integration of KCG and synergy realization. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

CONTACT

Investor Relations

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com